PROSPECTUS SUPPLEMENT
(To prospectus dated August 19, 1998)

                               (Y)50,000,000,000
                           GENERAL MOTORS CORPORATION
                        1.25% NOTES DUE DECEMBER 20, 2004
                             --------------------

The notes will mature on December 20, 2004. Interest will accrue from November 22, 1999 at the rate of 1.25% per year payable semi-annually in arrears on June 20 and December 20 of each year, the first such payment to be made on June 20, 2000 in respect of the period from November 22, 1999 to June 20, 2000. The notes will not be redeemable prior to maturity unless certain events occur involving United States taxation.

      Application has been made to list the notes on the Luxembourg Stock Exchange.
                                   ----------

                                                                 PER NOTE           TOTAL
Public offering price (1) ....................................   99.72%             (Y)49,860,000,000
Underwriting discount.........................................   0.325%             (Y)162,500,000
Proceeds, before expenses, to General Motors Corporation......   99.395%            (Y)49,697,500,000

(1)...Plus accrued interest, if any, from November 22, 1999

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery on or about November 22, 1999 only through The Depository Trust Company, the Euroclear System or Cedelbank.

                                  ----------

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.


DAIWA SBCM EUROPE                                          IBJ INTERNATIONAL PLC
J.P. MORGAN SECURITIES LTD.                      NIKKO SALOMONSMITHBARNEY EUROPE
                       TOKYO-MITSUBISHI INTERNATIONAL PLC

The activities of the underwriters of the notes are being jointly led by Bear, Stearns & Co. Inc. and Merrill Lynch International.

                                 -----------

         The date of this prospectus supplement is November 12, 1999.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                                            PAGE

Incorporation of Certain Documents by Reference.........................     S-3
Recent Developments.....................................................     S-4
Directors of GM.........................................................     S-4
Ratio of Earnings to Fixed Charges......................................     S-5
Consolidated Capitalization of GM.......................................     S-5
Selected Consolidated Financial Data....................................     S-6
Use of Proceeds.........................................................     S-7
Foreign Exchange Risks..................................................     S-7
Description of Notes....................................................     S-8
United States Federal Taxation..........................................    S-15
Underwriting............................................................    S-20
General Information.....................................................    S-23
Legal Opinions..........................................................    S-23


                                   PROSPECTUS

                                                                            PAGE

Available Information ..................................................       3
Incorporation of Certain Documents by Reference ........................       4
General Motors Corporation..............................................       5
Use of Proceeds.........................................................       5
Ratio of Earnings to Fixed Charges......................................       6
Description of Debt Securities..........................................       6
Description of Warrants.................................................      18
Plan of Distribution....................................................      19
Experts.................................................................      21
Legal Opinions..........................................................      21

      Unless the context indicates otherwise, the words "GM", "we", "our", "ours" and "us" refer to General Motors Corporation.

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you different information or to make any additional representations. We are not, and the underwriters are not, making an offer of any securities other than the notes. This prospectus supplement is part of and must be read in conjunction with the accompanying prospectus dated August 19, 1998. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement.

      The distribution of this prospectus supplement and the prospectus and the offering of the notes may be restricted in certain jurisdictions. You should inform yourself about and observe any such restrictions. This prospectus supplement and the prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

      This  prospectus  supplement  and  the  accompanying   prospectus  include
particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. We accept full responsibility for the accuracy of the information contained in this prospectus supplement and the accompanying prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this prospectus supplement and the accompanying prospectus misleading.

      Unless otherwise specified or the context otherwise requires, references in this prospectus supplement and accompanying prospectus to "dollars", "$" and "U.S.$" are to United States dollars. Unless otherwise specified or the context otherwise requires, references in this prospectus supplement and accompanying prospectus to "Yen" and "(Y)" are to Japanese Yen.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus supplement and accompanying prospectus. Information that we file later with the SEC will automatically update and supersede this information.

      We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about General Motors Corporation and its finances.

SEC FILINGS                              PERIOD
Annual Report on Form 10-K.............  Year ended December 31,1998, updated by
                                         GM's Current Reports on Form 8-K dated
                                         April 12, 1999
Quarterly Reports on Form 10-Q.........  Quarters ended March 31, 1999, June 30,
                                         1999 and September 30, 1999
Current Reports on Form 8-K............  Dated January 14, 1999, January 20,
                                         1999, January 22, 1999 (2), January 27,
                                         1999, April 5, 1999, April 9, 1999,
                                         April 12, 1999 (3), April 14, 1999,
                                         April 28, 1999, May 12, 1999, May 25,
                                         1999, May 28, 1999, June 21, 1999, June
                                         24, 1999, July 9, 1999, July 19, 1999,
                                         October 4, 1999 and October 13, 1999

      You may, at no cost, request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, by writing or telephoning us at the following address and telephone number:

                           General Motors Corporation
                             100 Renaissance Center
                              Mail Code 482-000-FC1
                          Detroit, Michigan 48243-7301
                               Tel: (313) 667-1500

      This prospectus supplement and accompanying prospectus, together with the documents incorporated by reference, will be available free of charge at the office of Banque Generale du Luxembourg S.A., 50 Avenue J. F. Kennedy, L-2951, Luxembourg.

                               RECENT DEVELOPMENTS

GM reported 1999 third quarter net income from continuing operations of $877 million, up from a strike-impacted net loss of $309 million in the third quarter of 1998.

                                 DIRECTORS OF GM

     Percy N. Barnevik, Chairman, ABB Asea Brown Boveri Ltd.; John H. Bryan, Chairman and Chief Executive Officer, Sara Lee Corporation; Thomas E. Everhart, President Emeritus and Professor of Electrical Engineering and Applied Physics, California Institute of Technology; Charles T. Fisher III, Retired Chairman and President of NBD Bancorp, Inc. and its subsidiary NBD Bank, N.A.; George M. C. Fisher, Chairman and Chief Executive Officer, Eastman Kodak Company; Nobuyuki Idei, President and Chief Executive Officer, Sony Corporation; Karen Katen, President of the Pfizer U.S. Pharmaceuticals Group, the principal operating division of Pfizer, Inc.; J. Willard Marriott, Jr., Chairman and Chief Executive Officer, Marriott International, Inc.; Ann D. McLaughlin, Chairman, The Aspen Institute; Harry J. Pearce, Vice Chairman; Eckhard Pfeiffer, Chairman, Intershop Communication Inc.; John G. Smale, Chairman of the Executive Committee; John F. Smith, Jr., Chairman and Chief Executive Officer; Louis W. Sullivan, President, Morehouse School of Medicine; G. Richard Wagoner, Jr., President and Chief Operating Officer; Dennis Weatherstone, Retired Chairman of J. P. Morgan & Co., Incorporated and its subsidiary Morgan Guaranty Trust Company of New York.

      The business address of each Director and the location of GM's principal executive offices is 100 Renaissance Center, Detroit, Michigan 48226, United States.

                       RATIO OF EARNINGS TO FIXED CHARGES

                 NINE MONTHS ENDED                      YEARS ENDED
                   SEPTEMBER 30,                        DECEMBER 31,
                   -------------                        ------------
               1999               1998              1998            1997
               ----               ----              ----            ----
               2.24               1.42              1.71            2.16

      The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. Amounts exclude the discontinued operations of Delphi Automotive Systems Corporation.

      See "Ratio of Earnings to Fixed Charges" in the accompanying prospectus for additional information.

                        CONSOLIDATED CAPITALIZATION OF GM

                                   (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)

                                                      Nine Months Ended
                                                      SEPTEMBER 30, 1999

Total debt  (1)                                           $123,904
Minority interests                                             635
General Motors - obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of General Motors
    Series D                                                    79
    Series G                                                   140

STOCKHOLDERS' EQUITY (2):
Preference stocks                                             $  -
GM common stock
  $1-2/3 par value common stock                              1,071
  Class H common stock                                          14
Capital surplus (principally additional paid-in capital)    15,282
Retained earnings                                            5,573
  Subtotal                                                  21,940
Accumulated foreign currency translation adjustments        (1,969)
Net unrealized gains on securities                             631
Minimum pension liability adjustment                        (4,027)
                                                            ------
  Total stockholders' equity                                16,575
    TOTAL CAPITALIZATION                                  $141,333



There has been no material change in the consolidated capitalization of GM since September 30, 1999.

-------------------------

(1) Calculated as the sum of Loans payable and Long-term debt for Automotive, Electronics and Other Operations plus Debt for Financing and Insurance Operations.
(2) As of September 30, 1999, all issued capital has been fully paid. As of September 30, 1999, there were issued 642,050,210 shares of GM $1-2/3 par value common stock, of which 640,208,136 shares were outstanding; and there were issued 135,195,966 shares of GM Class H common stock $0.10 par value, of which 135,137,857 shares were outstanding.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth our selected financial data derived from the audited consolidated financial statements for the two years ended December 31, 1998 and 1997 and from unaudited financial statements for the nine months ended September 30, 1999 and 1998. We do not publish non-consolidated financial statements. We believe that all adjustments necessary for the fair presentation thereof have been made to the unaudited financial data. The results for the interim period ended September 30, 1999 are not necessarily indicative of the results for the full year. The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

                     GM SUMMARY CONSOLIDATED FINANCIAL DATA


                                                          Nine Months Ended                 Years Ended
                                                            SEPTEMBER 30,                   DECEMBER 31,
                                                          1999         1998              1998         1997
                                                          ----         ----              ----         ----
                                                           (Dollars in Millions Except Per Share Amounts)

STATEMENT OF OPERATIONS DATA:  (1)
Total net sales and revenues                              $130,296     $110,821          $155,445        $172,580
Income from continuing operations                            4,431        1,365             3,049           6,483
Income (loss) from discontinued operations                     426         (181)              (93)            215
                                                           -------      --------          --------       --------
  Net income                                                $4,857       $1,184            $2,956          $6,698
                                                             -----        -----             -----           -----

$1-2/3 PAR VALUE COMMON STOCK
  Basic earnings per share from continuing
    operations                                               $6.79        $1.92             $4.40           $8.52
  Basic earnings (losses) per share from
    discontinued operations                                   0.66        (0.27)            (0.14)           0.18
  Diluted earnings per share from continuing operations       6.67         1.87              4.32            8.45
  Diluted earnings (losses) per share from discontinued
    operations                                                0.65        (0.27)            (0.14)           0.17
  Cash dividends declared per share                           1.50         1.50              2.00            2.00

GMCLASS H COMMON STOCK SUBSEQUENT TO THE HUGHES  TRANSACTIONS (2) Basic (losses)
  earnings per share attributable to Class H
    common stock                                             (0.17)        0.38              0.68            0.02
  Diluted (losses) earnings per share attributable to Class H
    common stock                                             (0.17)        0.38              0.68            0.02


------------------------


(1) Certain amounts for 1997 have been reclassified to conform with 1998 classifications. Certain amounts for 1998 have been reclassified to conform with 1999 classifications.
(2) Amounts present the earnings attributable to GM Class H common stock subsequent to its recapitalization on December 17, 1997, related to Hughes, consisting principally of its direct-to-home broadcast, satellite services, satellite systems and network systems businesses.





              GM SUMMARY CONSOLIDATED FINANCIAL DATA (CONCLUDED)


                                                               Nine Months Ended           Years Ended
                                                                  SEPTEMBER 30,            DECEMBER 31,
                                                                  -------------            ------------
                                                                  1999      1998             1998      1997
                                                                  ----      ----             ----      ----
                                                                   (Dollars in Millions Except Per Share
Amounts)



GM CLASS H COMMON STOCK PRIOR TO THE HUGHES TRANSACTIONS (3)
  Basic earnings per share from continuing operations             $-        $-               $-        $2.30
  Basic earnings per share from discontinued operations            -         -                -         0.87
  Diluted earnings per share from continuing operations            -         -                -         2.30
  Diluted earnings per share from discontinued operations          -         -                -         0.87
  Cash dividends declared per share                                -         -                -         1.00


BALANCE SHEET DATA:  (1)
Total assets                                                      $261,942  $229,624         $246,345  $221,400
Total debt  (4)                                                    123,904   103,758          116,075    93,262
GM-obligated mandatorily redeemable preferred securities
  of subsidiary trusts                                                 219       221              220       222
Stockholders' equity                                                16,575    14,717           15,052    17,584

-------------------------

(1) Certain amounts for 1997 have been reclassified to conform with 1998 classifications. Certain amounts for 1998 have been reclassified to conform with 1999 classifications.
(3) Amounts present the earnings attributable to GM Class H common stock prior to its recapitalization on December 17, 1997, related to Hughes Electronics, consisting principally of its defense electronics, automotive electronics and telecommunications and space businesses.
(4) Calculated as the sum of Loans payable and Long-term debt for Automotive, Electronics and Other Operations plus Debt for Financing and Insurance Operations.


                                 USE OF PROCEEDS

      We will receive net proceeds before expenses of (Y)49,697,500,000. We estimate that our expenses will be approximately $250,000. We will use the net proceeds for general corporate purposes, including the repayment of existing indebtedness.

                             FOREIGN EXCHANGE RISKS

      An investment in the Notes, which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the "home currency"), entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Japanese Yen and the possibility of the imposition or modification of foreign exchange controls with respect to the Japanese Yen. Such risks generally depend on economic and political events over which GM has no control.

      In recent years, rates of exchange for certain currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the Notes. Depreciation of the Japanese Yen against the relevant home currency could result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

      The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in the Notes.

                              DESCRIPTION OF NOTES
GENERAL

      The following description of the particular terms of the 1.25% Notes Due December 20, 2004 (the "Notes") offered hereby supplements and, to the extent that the terms are inconsistent, replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The Notes are part of the Debt Securities registered with the United States Securities and Exchange Commission by GM in August 1998 to be issued on terms to be determined at the time of sale.

     The Notes offered hereby will be issued in an aggregate principal amount of
(Y)50,000,000,000 pursuant to an Indenture dated as of December 7, 1995, between GM and Citibank, N.A. (the "Trustee") which is more fully described in the accompanying prospectus and the Notes have been authorized and approved by resolution of the Borrowings Committee of our Board of Directors.

      The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York, United States.

     The Notes will be redeemed at par on December 20, 2004. The Notes are not redeemable by GM prior to maturity unless certain events occur involving U.S. taxation. See "--Redemption for Tax Reasons." The Notes will bear interest from November 22, 1999 at the rate of 1.25% per annum, payable in equal semi-annual installments on June 20 and December 20 of each year, the first such payment to be made on June 20, 2000 in respect of the period from November 22, 1999 to June 20, 2000, to the person in whose name the Notes are registered at the close of business on the last day of the calendar month next preceding such June and December (the "record date"). The amount of the first interest payment is
(Y)7,226 per (Y)1,000,000 of principal amount of Notes. Interest will be calculated on an actual/365 basis.

     Whenever it is necessary to compute any amount of accrued interest in respect of the Notes for a period of less than one full year, other than with respect to regular semi-annual interest payments, interest will be calculated on the basis of the actual number of days in the period and a year of 365 days.

     If either a date for payment of principal or interest on the Notes or the maturity date of the Notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the date for payment of principal or interest on the Notes or the maturity date of the Notes. For these purposes, "Business Day" means any day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment; and (b) The City of New York, Tokyo and London.

     A fiscal agency agreement dated as of November 22, 1999 (the "Fiscal Agency Agreement") will be entered into in relation to the Notes between GM, Citibank, N.A. as registrar (the "Registrar") and exchange agent (the "Exchange Agent") and the other paying agents named therein (the "Paying Agents"). A copy of the Fiscal Agency Agreement will be available for inspection at the office of Banque Generale du Luxembourg S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg.

     In these terms, "Registrar", "Paying Agent" and "Exchange Agent" shall include any successors appointed from time to time in accordance with the provisions of the Fiscal Agency Agreement, and any reference to an "Agent" or "Agents" shall mean any or all (as applicable) of such persons.

CURRENCY CONVERSIONS/PAYMENTS ON THE NOTES

     Initial investors will be required to pay for the Notes in Japanese Yen. The underwriters are prepared to arrange for the conversion of U.S. dollars into Yen to facilitate payments for the Notes by U.S. purchasers. Each conversion will be made by the underwriters on the terms and subject to the conditions, limitations and charges as the underwriters may from time to time establish in accordance with their regular foreign exchange practices, and subject to United States laws and regulations. All costs of conversion will be borne by investors of the Notes.

      Principal and interest payments in respect of the Notes are payable by GM in Japanese Yen, but holders of beneficial interests in Global Notes (as defined below) held through DTC other than Euroclear and Cedelbank, will receive payments in U.S. dollars unless they elect to receive payments in Japanese Yen. If a holder through DTC has not made such an election, payments to the holder will be converted to U.S. dollars by the Trustee (as defined above under "Description of the Notes"). All costs of conversion will be borne by the holder by deduction from the payments. The U.S. dollar amount of any payment in respect of principal or interest received by a holder not electing payment in Japanese Yen will be the amount of Japanese Yen otherwise payable exchanged into U.S. dollars at the (Y)/U.S.$ rate of exchange prevailing as of 11:00 a.m. (New York City time) on the day which is two Business Days (as defined above) prior to the relevant payment date, less any costs incurred by the Trustee for such conversion (to be shared pro rata among the holders of beneficial interests in the Global Notes accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the Indenture (as defined above under "Description of the Notes").

      If an exchange rate bid quotation is not available, the Trustee will obtain a bid quotation from a leading foreign exchange bank in The City of New York selected by the Trustee for that purpose after consultation with GM. If no bid quotation from a leading foreign exchange bank is available, payment will be in Japanese Yen to the account or accounts specified by DTC to the Trustee. Until the account or accounts are so specified, the funds held by the Trustee will bear interest at the rate of interest quoted by the Trustee for deposits with it on an overnight basis to the extent that the Trustee is reasonably able to reinvest such funds.

     The holder of a beneficial interest in the Global Notes held through a participant of DTC (other than Euroclear or Cedelbank, the "DTC Participant") may elect to receive payment or payments under a Global Note in Japanese Yen by notifying the DTC Participant through which its Notes are held on or prior to the applicable Record Date (as defined below) of (1) the investor's election to receive all or a portion of the payment in Japanese Yen, and (2) wire transfer instructions to a Japanese Yen account located in Japan. DTC must be notified of an election and wire transfer instructions (1) on or prior to the third New York Business Day (as defined below) after the Record Date for any payment of interest, and (2) on or prior to the tenth New York Business Day after the
Record Date for any payment of principal. DTC will notify the Trustee of an election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth New York Business Day afer the Record Date for any payment of interest, and (2) on or prior to 5:00 p.m. New York City time on the twelfth New York Business Day after the Record Date for any payment of principal. If complete instructions are forwarded to DTC through DTC Participants and by DTC to the Trustee on or prior to such dates, such investor will receive payment in Japanese Yen outside DTC; otherwise, only U.S. dollar payments will be made by the Trustee to DTC. All costs of conversion will be borne by holders of beneficial interests in the Global Notes receiving U.S. dollars by deduction from those payments.

      The term "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

      Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Foreign Exchange Risks" above.

      As of November 12, 1999, the (Y)/U.S.$ rate of exchange was (Y)105.30/U.S. $1

BOOK-ENTRY, DELIVERY AND FORM

      The Notes will be offered and sold in principal amounts of (Y)1,000,000 and integral multiples thereof. The Notes will be issued in the form of one or more fully registered Global Notes (collectively, the "Global Notes") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of Cede & Co., the Depository's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in the Global Notes through either DTC or Cedelbank or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") if they are participants  of such systems,  or indirectly  through  organizations  which are participants in such systems. Cedelbank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries. Cedelbank's and Euroclear's depositaries will hold interests in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

      Cedelbank has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations ("Cedelbank Participants"). Cedelbank facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, eliminating the need for physical movement of certificates. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

      Distributions, to the extent received by the U.S. Depositary for Cedelbank, with respect to the Notes held beneficially through Cedelbank will be credited to cash accounts of Cedelbank Participants in accordance with its rules and procedures.

      Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions,   to  the  extent  received  by  the  U.S.  Depositary  for
Euroclear, with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

      In the event definitive Notes are issued, we will appoint a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent"). Holders of definitive Notes will be able to receive payments and effect transfers at the offices of the Luxembourg Paying and Transfer Agent.

      Individual certificates in respect of Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If Euroclear, Cedelbank or DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with a Global Note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Securities Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Cedelbank or DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of, transfer of or in exchange for book-entry interests in the Notes represented by such Global Note upon delivery of such Global Note for cancellation.
      Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Euroclear, Cedelbank or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Euroclear and within Cedelbank and between Euroclear and Cedelbank in accordance with procedures established for these purposes by Euroclear and Cedelbank. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes between Euroclear and Cedelbank and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Cedelbank and DTC.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

      Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depository rules. Secondary market trading between Cedelbank Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Cedelbank or Euroclear Participants, on the other, will be effected in the Depository in accordance with the Depository rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, a cross-market transfer will require delivery of instructions to the relevant European international clearing system, by the counterparty in such European international clearing system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

      Because of time-zone differences, credits of Notes received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depository settlement date. Credits or any transactions of the type described above settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Cedelbank Participants on the business day that the processing occurs. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depository settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in the Depository.

      Although the Depository, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depository, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures. The foregoing procedures may be changed or discontinued at any time.

REGISTRAR AND PAYING AGENT

      Citibank N.A. has been appointed as Registrar. We may at any time vary or terminate the appointment of the Registrar or any paying agent or approve any change in the office through which they act, provided that there shall at all times be a Registrar, and provided further that so long as the Notes are listed on any Stock Exchange (and the rules of such Stock Exchange so require), we will maintain a paying agent with offices in the city in which such Stock Exchange is located.

FURTHER ISSUES

      We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further Notes ranking PARI PASSU with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes. Such further Notes may be consolidated and form a single series with the Notes and have the same term as to status, redemption or otherwise as the Notes.

PAYMENT OF ADDITIONAL AMOUNTS

      We will pay to the holder of any Note who is a non-United States person (as defined below) such additional amounts as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on such Note, after deduction or withholding by GM or any paying agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge. The foregoing obligation to pay such additional amounts shall not apply to:

   anytax, assessment or other governmental charge which would not have been so imposed but for:

o the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein,

o or such holder's present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

   (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

   (c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

   (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on any Note;

   (e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of GM entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended;

   (f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:
o certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Note, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or


o any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

   (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, premium, if any, or interest, if any, on any Note, if such payment can be made without such withholding by at least one other paying agent; or

   (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor will such additional amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

      The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Notes--Redemption for Tax Reasons", GM shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

      As used under this heading "Payment of Additional Amounts" and under the headings "Description of Notes--Redemption for Tax Reasons" and "United States Federal Taxation - Tax Consequences to Non-United States Persons" the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. "United States person" has the meaning set forth in "United States Federal Taxation - Tax Consequences to United States Person" and "non-United States person" has the meaning set forth in "United States Federal Taxation - Tax Consequences to Non-United States Persons" below.

REDEMPTION FOR TAX REASONS

      If:
         o as a result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after the date of this prospectus supplement or which proposal is made after such date,

         o any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of this prospectus supplement or which proposal is made after such date,

         o as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after the date of this Prospectus Supplement, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to GM, there is, in such case, in the written opinion of independent legal counsel of recognized standing to GM, a material increase in the probability that GM has or may become obligated to pay Additional Amounts (as described above under "Payment of Additional Amounts"), and GM in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of the Notes, the Notes may be redeemed, as a whole but not in part, at GM's option at any time thereafter, upon notice to the Trustee and the holders of the Notes in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of the Notes to be redeemed together with accrued interest thereon to the date fixed for redemption.

NOTICES

      Notices to holders of the Notes will be published in authorized daily newspapers in The City of New York, in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in The City of New York in THE WALL STREET JOURNAL, in London in the FINANCIAL TIMES, and in Luxembourg in the LUXEMBURGER WORT. Any notice given pursuant to these provisions shall be deemed to have been given on the date of publication or, if published more than once, on the date first published.

                         UNITED STATES FEDERAL TAXATION

      The following summary describes the material United States federal income and certain estate tax consequences of ownership and disposition of the Notes. This summary provides general information only and is directed solely to original holders purchasing Notes at the "issue price", that is, the first price to the public at which a substantial amount of the Notes in an issue is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing administrative pronouncements and judicial decisions, existing and proposed Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, persons holding Notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens or United States persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

TAX CONSEQUENCES TO UNITED STATES PERSONS

      For purposes of the following discussion, "United States person" means a beneficial owner of a Note that is for United States federal income tax purposes:

     o   a citizen or resident of the United States,

     o a corporation or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

     o an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or

     o a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

      If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors.

PAYMENTS OF INTEREST

      Interest on a Note will generally be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person's method of accounting for tax purposes.

      A cash method United States person that elects to receive a payment of interest on a Note in Japanese Yen (rather than U.S. dollars) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States person's tax basis in the foreign currency.

      A United States person that uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income that has accrued with respect to a Note during an accrual period. When such a United States person actually receives a payment of interest with respect to an accrual period, such person will recognize ordinary income or loss to the extent of the difference between the U.S. dollar payment, or the U.S. dollar value (determined on the date such payment is received) of the foreign currency payment, and the U.S. dollar value of accrued interest income. United States persons should consult their tax advisers with regard to the various methods for translating interest income into U.S. dollars.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

      Upon the sale, exchange or retirement of a Note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the United States person's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to interest on the Note that has not previously been included in income, which will be includable as interest as described under "Payments of Interest" above. A United States person's adjusted tax basis in a Note generally will equal the cost of the Note to the United States person, which will generally be the U.S. dollar value of the foreign currency amount paid for such Note, determined on the date of purchase. A United States person who purchases a Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States person's tax basis in the foreign currency and the U.S. dollar fair market value of the Note on the date of purchase.

      In general, gain or loss realized on the sale, exchange or redemption of a Note will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

      Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a United States person on the sale, exchange or retirement of the Note. Any gain or loss realized by a United States person in excess of such foreign currency gain or loss will be capital gain or loss. United States persons should consult their tax advisers with regard to the calculation of the gain or loss attributable to fluctuations in exchange rates, and the determination of the source of such gain or loss.

      A United States person will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. United States persons should consult their tax advisors with regard to the rules for translating such foreign currency into U.S. dollars. Any gain or loss realized by a United States person on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a Note, and to payments of proceeds of the sale or redemption of a Note, to certain non-corporate United States persons. GM, its agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a tax equal to 31 percent of such payment if the United States person fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against that United States person's United States federal income tax and may entitle that United States person to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

TAX CONSEQUENCES TO NON-UNITED STATES PERSONS

      As used herein, the term "non-United States person" means an owner of a Note that is, for United States federal income tax purposes:

     o  a nonresident alien individual,

     o  a foreign corporation,

     o  a nonresident alien fiduciary of a foreign estate or trust.

      If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors.

INCOME AND WITHHOLDING TAX

Subject to the discussion of backup withholding below:

    (a) payments of principal and interest on a Note that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided, that in the case of interest,

         o (1) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of GM entitled to vote, (2) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to GM through stock ownership, and (3) either (A) the beneficial owner of the Note certifies (generally on an IRS Form W-8) to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

         o the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the Note or such owner's agent provides an IRS Form 1001 claiming the exemption; or

         o the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Note or such owner's agent provides an IRS Form 4224;

         provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false. After December 31, 2000, a new IRS Form W-8 will replace current IRS Forms W-8, 1001 and 4224. The new forms have been finalized and may now be used;

    (b) a non-United States person will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of a Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

    (c) a Note owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of GM's stock entitled to vote and, at the time of such individual's death the income on the Note would not have been effectively connected with a United States trade or business of the individual.

      With respect to the certification  requirement referred to in subparagraph
(a), for Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest and disposition proceeds paid with respect to a Note after December 31, 2000, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

      If a non-United States person holding a Note is engaged in a trade or business in the United States, and if interest on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. Such a holder may also need to provide a United States taxpayer identification number on the forms referred to in paragraph (a) above in order to meet the requirements set forth above. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the effectively connected earnings and profits of such holder if such interest or gain, as the case may be, is effectively connected with the conduct by such holder of a trade or business in the United States.

      Each holder of a Note should be aware that if it does not properly provide the required IRS form, or if the IRS form or, if permissible, a copy of such form, is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the Note may be subject to United States withholding tax at a 30% rate and the holder, including the beneficial owner, will not be entitled to any additional amounts from GM described under the heading "Description of Notes-Payment of Additional Amounts" with respect to such tax. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against such holder's United States federal income tax. The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Under current Treasury Regulations, backup withholding (imposed at the rate of 31%) will not apply to payments made by GM or a paying agent to a non-United States person in respect of a Note if the certifications required by Sections 871(h) and 881(c) of the Code, which are described above, are received, provided in each case that GM or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

      Under current Treasury Regulations, payments of the proceeds from the sale, exchange or other disposition of a Note made to or through a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a Note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or in the case of payments made after December 31, 2000, a foreign partnership with certain connections with the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies, under penalties of perjury that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

      Non-United States persons holding Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

      Interest on a Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

      The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement dated as of November 12, 1999 (the "Underwriting Agreement"), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Bear, Stearns & Co. Inc. and Merrill Lynch International are acting as representatives (collectively, the "Representatives"), has severally agreed to purchase the principal amount of the Notes set forth opposite its name below. In the Underwriting Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

                                                                PRINCIPAL AMOUNT
                  UNDERWRITERS                                      OF NOTES
                  ------------------                           -----------------

      Bear, Stearns & Co. Inc...............................(Y) 20,000,000,000
      Merrill Lynch International...........................    20,000,000,000
      Daiwa Securities SB Capital Markets Europe Limited....     2,000,000,000
      IBJ International plc.................................     2,000,000,000
      J.P. Morgan Securities Ltd............................     2,000,000,000
      Salomon Brothers International Limited................     2,000,000,000
      Tokyo-Mitsubishi International plc....................     2,000,000,000

                     Total..................................(Y) 50,000,000,000
                                                                ==============

      The Representatives of the underwriters have advised us that they propose initially to offer the Notes to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of .2% of the principal amount of the Notes. After the initial public offering, the public offering price and concession may be changed.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Notes are offered for sale in those jurisdictions in the United States, Europe, Asia and Canada where it is legal to make such offers. Only offers and sales of the Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where this prospectus supplement and the accompanying prospectus must be delivered, are made pursuant to the registration statement of which the accompanying prospectus, as supplemented by this prospectus supplement, is a part.

      Each underwriter has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither GM nor any other underwriter shall have responsibility therefor.

      Each underwriter, severally and not jointly, represents and agrees that:

       o it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

       o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued or passed on;

       o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom; and

       o the  Notes  have  not  been,  and  will  not  be,  registered under the
         Securities  and Exchange  Law of  Japan  (the "Securities and  Exchange
          Law") and each  underwriter has agreed that, so long as the Securities and Exchang Law and any applicable laws, regulations and ministerial guidelines of Japan so require, it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan and that thereafter it will offer or sell such Notes in Japan or to, or for the benefit of, the residen of Japan only pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.


      Although application has been made to list the Notes on the Luxembourg Stock Exchange, the Notes are a new issue of securities with no established trading market. No assurance can be given as to the liquidity of, or the trading markets for, the Notes. We have been advised by the underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice.

      Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of this prospectus supplement.

      In connection with the sale of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

      In the ordinary course of their respective businesses, certain of the underwriters or their affiliates have engaged, and will in the future engage, in commercial banking and investment banking transactions with GM and certain of its affiliates. Dennis Weatherstone, a director of J. P. Morgan & Co. Incorporated, of which J. P. Morgan Securities Inc. is an indirect subsidiary, is a director of GM.

      Bear, Stearns & Co. Inc. and Merrill Lynch International have agreed to reimburse GM for certain of its expenses in connection with the offering of the Notes.

     The Nikko Securities Co., Ltd. and Citigroup Inc. have established a series of business alliances in respect of Japan related activities. Salomon Brothers International Limited is authorised to conduct Japan related business under the name Nikko SalomonSmithBarney Europe.

                               GENERAL INFORMATION

      Application has been made to list the Notes on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and the By-Laws of GM and a legal notice relating to the issuance of the Notes have been deposited prior to listing with the Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where copies thereof may be obtained upon request. Copies of the above documents together with this prospectus supplement, the accompanying prospectus, the Indenture, GM's Annual Report on Form 10-K for the year ended December 31, 1998, any future Annual Reports on Form 10-K to be filed after the date of this prospectus supplement, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since December 31, 1998, so long as any of the Notes are outstanding, will be made available for inspection at the main office of Banque Generale du Luxembourg S.A. Banque Generale du Luxembourg S.A. will act as intermediary between the Luxembourg Stock Exchange and GM and the holders of the Notes. In addition, copies of the Annual Reports, Quarterly Reports and Current Reports of GM may be obtained free of charge at such office.

      Except as may be disclosed herein (including the Documents Incorporated by Reference), there has been no material adverse change in the financial or trading position of GM since December 31, 1998.

      Except as may be disclosed in the Documents Incorporated by Reference, GM is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have or have had during the previous 12 months a significant effect on GM's consolidated financial position.

      The Notes have been accepted for clearance through Euroclear and Cedelbank and have been assigned Euroclear and Cedelbank Common Code No. 010445752, International Security Identification Number (ISIN) US370442BA26 and CUSIP No. 370442BA2.

                                 LEGAL OPINIONS

      The validity of the Notes offered pursuant to this prospectus supplement will be passed on for GM by Martin I. Darvick, Esq., Attorney, Legal Staff of GM, and for the underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares, and has options to purchase additional shares, of General Motors Corporation $1-2/3 par value common stock.

      The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of GM and has acted as counsel for GM and General Motors Acceptance Corporation in various matters.

                        PRINCIPAL EXECUTIVE OFFICES OF GM

                             300 Renaissance Center
                             Detroit, Michigan 48265
                                  United States

                             LEGAL AND TAX ADVISORS
                                      TO GM

(AS TO UNITED STATES LAW)                         (AS TO UNITED STATES LAW)
 MARTIN I. DARVICK, ESQ.                            PETER F. HILTZ, ESQ.
3031 West Grand Boulevard                          300 Renaissance Center
Detroit, Michigan 48202                            Detroit, Michigan 48265
      United States                                     United States

                       LEGAL ADVISORS TO THE UNDERWRITERS

                            (AS TO UNITED STATES LAW)
                              DAVIS POLK & WARDWELL
                              450 Lexington Avenue
                            New York, New York 10017
                                  United States


                                    AUDITORS

                              INDEPENDENT AUDITORS
                                      OF GM
                              DELOITTE & TOUCHE LLP
                             600 Renaissance Center
                          Detroit, Michigan 48243-1274
                                  United States


                      TRUSTEE, REGISTRAR AND EXCHANGE AGENT

                                    CITIBANK
                         Global Agency & Trust Services
                          111 Wall Street, Fifth Floor
                            New York, New York 10043
                                  United States

                     PAYING AND TRANSFER AGENT IN LUXEMBOURG

                       BANQUE GENERALE DU LUXEMBOURG S.A.
                             50 Avenue J. F. Kennedy
                                L-2951 Luxembourg


                                  LISTING AGENT

                       BANQUE GENERALE DU LUXEMBOURG S.A.
                             50 Avenue J. F. Kennedy
                                L-2951 Luxembourg

===============================================================================



                               (Y)50,000,000,000

                           GENERAL MOTORS CORPORATION

                              1.25% Notes due 2004


                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------


                            Bear, Stearns & Co., Inc.
                               Merrill Lynch & Co.

                                Daiwa SBCM Europe
                              IBJ International plc
                           J.P. Morgan Securities Ltd.
                       Salomon Smith Barney International
                       Tokyo-Mitsubishi International plc




                               November 12, 1999


================================================================================

PROSPECTUS


                           GENERAL MOTORS CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

         General Motors Corporation (the "Corporation" or "General Motors"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time its debt securities (the "Debt Securities") and/or its warrants (the "Warrants") to purchase any of the Debt Securities, for issuance and sale, at an aggregate initial offering price not to exceed $3,000,000,000 or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit ("ECU") (the "Specified Currency"), on terms to be determined at the time of sale. The Debt Securities and the Warrants are herein collectively called the "Securities." The Securities may be offered either together or separately and in one or more series, in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Securities may be sold for U.S. dollars or the Specified Currency and the principal of and any premium and interest on the Securities may likewise be payable in U.S. dollars or the Specified Currency. The Specified Currency for which the Securities may be purchased and the Specified Currency in which principal of and any premium and interest on the Securities may be payable are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

         The Debt Securities will be issued in fully registered definitive form ("Certificated Securities") or in the form of global securities which may be held and registered only in the name of a depositary institution ("Book-Entry Securities").

         The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any redemption or repayment terms, and the Specified Currency in which the Debt Securities shall be payable (and similar information with respect to the Debt Securities purchasable upon exercise of each Warrant), are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). Where Warrants are to be offered, a Prospectus
Supplement  shall  set  forth the  offering  price  and  terms of the  Warrants, including the purchase price, exercise price or prices, detachability, expiration date or dates, exercise period or periods, the Specified Currency in which such Warrants are exercisable, the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration, and the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued.

         The Securities may be sold directly by the Corporation, through agents of the Corporation designated from time to time, or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement. Any Agents, underwriters or dealers participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution" for possible indemnification arrangements for the agents, underwriters and dealers. The Corporation reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 19, 1998

         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, Prospectus Supplement, and Pricing Supplement, if any, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or by any agent, underwriter or dealer. Neither the delivery of this Prospectus, Prospectus Supplement and Pricing Supplement, if any, nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct at any time subsequent to the date thereof. This Prospectus, Prospectus Supplement and Pricing Supplement, if any, shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.



                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected, and copies may be obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Corporation's Common Stock, $1-2/3 Par Value and Class H Common Stock, $.10 par value, are listed and at the offices of the following other stock exchanges where the Corporation's Common Stock, $1-2/3 Par Value, is listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104, and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

         The Prospectus constitutes a part of a Registration Statement filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act of 1933"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Corporation and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and Reports on Form 8-K dated January 9, 1998, January 26, 1998, February 9, 1998, March 2, 1998, April 16, 1998, June 5,
1998, June 8, 1998, July 8, 1998, July 9, 1998, July 14, 1998(2), August 3, 1998
and August 17, 1998, filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

         All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE CORPORATION WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                           GENERAL MOTORS CORPORATION
                           MAIL CODE:  482-111-238
                           3044 WEST GRAND BOULEVARD
                           DETROIT, MICHIGAN  48202-3091
                           (TELEPHONE NUMBER:  (313) 556-2044)



                           GENERAL MOTORS CORPORATION


         While the major portion of General Motors operations is derived from the automotive industry, General Motors also has financing and insurance operations and produces products and provides services in other industries. General Motors participates in the automotive industry through the activities of its automotive business operating segments: General Motors-North American Operations (GM-NAO); Delphi Automotive Systems (Delphi); and General Motors International Operations (GMIO). GM-NAO designs, manufactures and markets vehicles primarily in North America under the following nameplates: Chevrolet, Pontiac, GMC, Oldsmobile, Buick, Cadillac and Saturn. Delphi is a diverse supplier of automotive systems and components. Delphi offers products and services in the areas of chassis, interior, lighting, electronics, power and signal distribution, energy and engine management, steering and thermal systems. GMIO meets the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates: Opel, Vauxhall, Holden, Isuzu, Saab, Chevrolet, GMC and Cadillac. General Motors financing and insurance operations primarily relate to General Motors Acceptance Corporation (GMAC). GMAC provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, and vehicle and homeowners insurance. GM's other operations relate to its Hughes Electronics Corporation subsidiary, which is the telecommunications and space business, and the design, manufacturing and marketing of locomotives and heavy-duty transmissions.

         General  Motors  principal   executive   offices  are  located  at  200
Renaissance  Center,  Detroit,   Michigan  48265-2000  (Telephone  Number  (313)
556-5000).

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, net proceeds from the sale of the Securities will be used for general Corporate purposes, including the repayment of existing indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings from continuing operations to fixed charges for the Corporation for the periods indicated.

     SIX MONTHS
       ENDED
      JUNE 30                   YEARS ENDED DECEMBER 31
      -------                   -----------------------

     1998     1997        1997     1996     1995     1994     1993
     ----     ----        ----     ----     ----     ----     ----

     1.87     2.93        2.21     2.10     2.39     2.35     1.26

         The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Corporation and its consolidated subsidiaries; fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities in respect of which this Prospectus is being delivered and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Securities.

         The Debt Securities offered hereby are to be issued under an Indenture (the "Indenture"), dated as of December 7, 1995, between the Corporation and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following statements are subject to the detailed provisions of the Indenture. Numerical references in parentheses below are to sections in the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Capitalized terms used in this description but not defined herein have the meanings provided in the Indenture.

         The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, except as authorized from time to time by the Corporation's Board of Directors. (Section 2.01 of the Indenture.)

GENERAL

         Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities):

         (i)               the designation of such Debt Securities;

         (ii)              the  authorized   denominations  and   the  aggregate
                           principal  amount  of  such  Debt Securities;

         (iii) the percentage of their principal amount at which such Debt Securities will be issued;

         (iv) the date or dates on which such Debt Securities will mature (or the manner of determining the same);

         (v) the rate or rates per annum, if any, which may be fixed or variable, at which such Debt Securities will bear interest, if any, and, if the rate is variable, the manner of calculation thereof;

         (vi) the date or dates from which interest, if any, shall accrue or the method by which such date or dates shall be determined and the date or dates at which such interest, if any, will be payable and the record dates therefor;

         (vii) the period or periods within which, the terms and conditions upon which, such Debt Securities may be redeemed and the redemption price or prices;

         (viii) any mandatory or optional sinking fund or analogous provisions;

         (ix) the provisions, if any, for the defeasance of the Debt Securities;

         (x) the form (registered or bearer) in which Debt Securities may be issued, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form;

         (xi) whether and under what circumstances the Corporation will pay additional amounts (the "Additional Amounts") on Debt Securities held by a person who is not a United States person (as defined in the Prospectus Supplement) in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether the Corporation has the option to redeem the affected Debt Securities rather than pay such Additional Amounts;

         (xii) the Specified Currency for which such Debt Securities may be purchased and the Specified Currency in which the principal of, and premium, if any, and interest, if any, on, such Debt Securities may be payable;

         (xiii) the exchanges, if any, on which such Debt Securities may be listed;

         (xiv) whether such Debt Securities are to be issued in book-entry form and, if so, the identify of the Depositary for such book-entry Securities;

         (xv) the place or places where the principal of, premium, if any, and interest, if any, on the Debt Securities will be payable; and

         (xvi) any other specific terms of the Debt Securities, including any additional covenants applicable to such Debt Securities and any terms which may be required or advisable under applicable laws or regulations. (Sections 2.04 and 4.02 of the Indenture.)

         The Debt Securities will be unsecured and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Corporation (other than obligations preferred by mandatory provisions of law).

         Unless otherwise specified in a Prospectus Supplement, principal, premium, if any, interest, if any, and Additional Amounts, if any, will be payable, and, unless the Debt Securities are issued in book-entry form, the Debt Securities offered hereby will be transferable, at the office of the Trustee, 111 Wall Street, New York, New York 10043, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto. Principal of and premium, if any, interest, if any, and Additional Amounts, if any, on Debt Securities in bearer form, and coupons appertaining thereto (the "Coupons"), if any, will be payable against surrender of such Debt Securities or Coupons, as the case may be, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement. (Section 4.02 of the Indenture.) Debt Securities in bearer form and the Coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

         Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States Federal income tax considerations will be set forth in the Prospectus Supplement relating thereto.

         As used herein, the term Debt Securities shall include Debt Securities denominated in United States dollars or, at the option of the Corporation if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to foreign currencies, including European Currency Units.

         If a Prospectus Supplement specifies that Debt Securities are denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denominations in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

         Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Special considerations applicable to the Debt Securities of any series, including any United States Federal income tax consequences applicable to any discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at discount or to Debt Securities denominated or payable in foreign currencies or currency units, will be described in the Prospectus Supplement relating thereto.

         If a Prospectus Supplement specifies that the Debt Securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. The Corporation will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the Debt Securities.

BOOK-ENTRY SECURITIES - DELIVERY AND FORM

         Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued in the form of one or more fully registered global securities (collectively, the "Registered Global Debt Securities") which will be deposited with or on behalf of The Depository Trust Corporation ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Prospectus Supplement is herein referred to as the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. No single Registered Global Security shall exceed U.S.$200,000,000. Except as set forth below, the Registered Global Debt Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         DTC has advised the Corporation that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the agents and/or underwriters named in any Prospectus Supplement), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

         Upon the issuance by the Corporation of Securities represented by a Registered Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with, the respective principal amounts of the Securities represented by such Registered Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by the agents, underwriters or dealers participating in the distribution of such Securities, or the Corporation, if such Securities are offered and sold directly by the Corporation, as the case may be. Ownership of beneficial interests in a Registered Global Debt Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Securities represented by a Registered Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Debt Security.

         So long as the Depositary for a Registered Global Debt Security, or its nominee, is the registered owner of the Registered Global Debt Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Securities represented by such Registered Global Debt Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Securities represented by a Registered Global Debt Security or Securities will not be entitled to have Book-Entry Securities represented by such Registered Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Accordingly, each person owning a beneficial interest in a Registered Global Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Registered Global Debt Security. The Corporation understands that under existing policy of the Depositary and industry practices, in the event that the Corporation requests any action of holders or that an owner of a beneficial interest in such a Registered Global Debt Security desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Registered Global Debt Security, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

         Payments of principal of, premium, if any, and interest, if any, on, the Securities represented by a Registered Global Debt Security registered in the name of the Depositary or its nominee will be made by the Corporation through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Registered Global Debt Security. None of the Corporation, the Trustee, any paying agent or any other agent of the Corporation will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Corporation expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Registered Global Debt Security, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Registered Global Debt Security as shown on the records of the Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in a Registered Global Debt Security will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

         If the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities in definitive form in exchange for all the Registered Global Debt Securities. In addition, the Corporation may at any time, and in its sole discretion, determine not to have the Debt Securities represented by the Registered Global Debt Securities and, in such event, will issue Debt Securities in definitive form in exchange for all the Registered Global Debt Securities. In either instance, an owner of a beneficial interest in Registered Global Debt Securities will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without Coupons; however, Medium-Term Notes issued pursuant to a Prospectus Supplement will be issued in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (or in such other denominations as shall be provided in an applicable Pricing Supplement) and will be issued in registered form only, without Coupons. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

         The Debt Securities of a series may also be issued in the form of one or more bearer global securities (a "Bearer Global Debt Security") that will be deposited with a common depositary for the Euroclear System and Cedel Bank, societe anonyme or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Debt Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

DEFINITIONS  APPLICABLE  TO  COVENANTS.   The  following  definitions  shall  be
applicable to the covenants specified below:

                  (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Corporation), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

                  (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

                  (iii)  "Manufacturing  Subsidiary"  means any  Subsidiary  (A)
         substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which the Corporation's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of the Corporation as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Corporation or others or which is principally engaged in financing the Corporation's operations outside the continental United States of America.

                  (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                  (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by the Corporation or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Corporation and its consolidated affiliates as an entity.

                  (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Corporation, or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries. (Section 4.08 of the Indenture.)

LIMITATION ON LIENS. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of the Corporation or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Debt Securities (together with, if the Corporation shall so determine, any other indebtedness of the Corporation or such Manufacturing Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of the Corporation and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of the Corporation and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of the Corporation.

         The above restrictions shall not apply to Debt secured by:

                  (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

                  (ii) Mortgages on property existing at the time of acquisition of such property by the Corporation or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Corporation or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to the Corporation or a Manufacturing Subsidiary of improvements to such acquired property;

                  (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to the Corporation or to another Subsidiary;

                  (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Corporation or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or a Manufacturing Subsidiary;

                  (v)   Mortgages   on   property  of  the   Corporation   or  a
         Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property). (Section 4.06 of the Indenture.)

LIMITATION ON SALE AND LEASE-BACK. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by the Corporation or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Corporation or any Manufacturing Subsidiary on the date that the Debt Securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between the Corporation and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Corporation or such Manufacturing Subsidiary to such person, unless either:

                  (i) the Corporation or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Debt Securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant), or

                  (ii) the Corporation shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of the Corporation or any Manufacturing Subsidiary (other than Debt owned by the Corporation or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt. (Section 4.07 of the Indenture.)

DEFEASANCE

         If the terms of a particular series of Debt Securities so provide, the Corporation may, at its option, (a) discharge its indebtedness and its obligations under the Indenture with respect to such series or (b) not comply with certain covenants contained in the Indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. The Prospectus Supplement will more fully describe the provisions, if any, relating to such defeasance. (Section
12.02 of the Indenture.)

MODIFICATION OF THE INDENTURE

         The Indenture provides that the Corporation and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (a) evidence the assumption by a successor corporation of the obligations of the Corporation, (b) add covenants for the protection of the holders of the Debt Securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities of any series in bearer form, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of Debt Securities of any series as permitted by the terms of the Indenture and (f) evidence the acceptance of appointment by a successor trustee. (Section 10.01 of the Indenture.)

         The Indenture also contains provisions permitting the Corporation and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the Debt Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest, premium or Additional Amounts on, any Debt Security payable in any coin or currency other than that provided in such Debt Security, (ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity thereof, or (iii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each Debt Security so affected. (Section 10.02 of the Indenture.)

EVENTS OF DEFAULT

         An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default in payment of any principal or premium, if any, on such series; (b) default for 30 days in payment of any interest or Additional Amounts on such series; (c) default for 90 days after notice in performance of any other covenant applicable to the Debt Securities; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

         No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a), (b) or (c) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of each such series then outstanding may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (d) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all the outstanding Debt Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts in respect of such Debt Security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest or Additional Amounts) if it considers it in the interests of the securityholders to do so.
(Section 6.07 of the Indenture.)

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02 of the Indenture.) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the Debt Securities of all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.
(Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

         Citibank, N.A. is the Trustee under the Indenture. Citibank, N.A. acts as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, the Corporation and certain of its subsidiaries and affiliates in the normal course of its business.

                             DESCRIPTION OF WARRANTS

GENERAL

         The Corporation may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. If the Warrants are issued together with any Debt Securities, they may be attached to or traded separately from such Debt Securities. The Warrants are to be issued under one or more separate Warrant Agreements (each a "Warrant Agreement") between the Corporation and a banking institution organized under the laws of the United States or one of the States thereof (each a "Warrant Agent").

         The following statements with respect to the Warrants are summaries of the Warrant Agreement, a form of which is filed as an exhibit to the Registration Statement. Such summaries of certain provisions of the Warrant Agreement and the Warrants do not purport to be complete and such summaries are subject to the detailed provisions of the Warrant Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

         The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Debt Securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a holder of a Debt Security in respect of, and is not entitled to any payments on, any Debt Securities issuable (but not yet issued) upon exercise of the Warrants.

         The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants offered thereby for the terms of, and other information with respect to, such Warrants, including: (i) the title and the aggregate number of Warrants; (ii) the designation, aggregate principal amount, currency or currencies and terms of the Debt Securities that may be purchased upon exercise of the Warrants; (iii) the price or prices at which such Warrants are exercisable; (iv) the currency or currencies in which such Warrants are exercisable; (v) the places at which such Warrants are exercisable and the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Warrant Expiration Date") or, if the Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Warrant Exercise Date", which term shall also mean, with respect to Warrants continuously exercisable for a period of time, every date during such period); (vi) the terms of any mandatory or optional call provisions; (vii) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (viii) the identity of the Warrant Agent; (ix) the exchanges, if any, on which such Warrants may be listed; (x) whether such Warrants shall be issued in book-entry form; (xi) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each of such Debt Securities; (xii) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (xiii) whether the Warrant Certificates will be in registered form or bearer form or both; (xiv) any applicable United States Federal income tax consequences; (xv) the price at which the Warrants will be issued; and (xvi) any other terms of the Warrants.

EXERCISE OF WARRANTS

         Warrants in registered form may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and by communicating to the Warrant Agent the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable Debt Securities, the form of which shall be set forth in the Prospectus Supplement. If less than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants. A more complete summary for the exercise of Warrants in registered form and for exercises of Warrants in bearer form is contained in the Prospectus Supplement accompanying this Prospectus.

                              PLAN OF DISTRIBUTION

         The Corporation may sell the Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.

         Offers to purchase Securities may be solicited directly by the Corporation or by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Corporation to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, the Corporation and its subsidiaries in the ordinary course of business.

         If an underwriter or underwriters are utilized in the sale, the Corporation will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act of 1933. Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the Securities: Bear, Stearns & Co. Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, J.P.
Morgan Securities Inc., Morgan Stanley Dean Witter, Morgan Stanley & Co. Incorporated, Salomon Smith Barney and Salomon Brothers Inc.

         If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Corporation will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act of 1933.

         If so indicated in the applicable Prospectus Supplement, the Corporation will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Corporation.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                              --------------------

         Dennis Weatherstone, a director of J. P. Morgan & Co. Incorporated, of which J. P. Morgan Securities Inc. is an indirect wholly-owned subsidiary, is a director of the Corporation. In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage in commercial banking and investment banking transactions with General Motors and certain of its affiliates.

                                     EXPERTS

         The  consolidated  financial  statements  and the  financial  statement schedule included in the Corporation's 1997 Annual Report on Form 10-K, as amended, incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their reports appearing therein, and have been so incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         Unless otherwise indicated in the Prospectus Supplement relating to the Securities, the legality of the Securities will be passed upon for the Corporation by Martin I. Darvick, Attorney, Legal Staff, of the Corporation. Mr. Darvick owns shares, and has options to purchase shares, of the Corporation's Common Stock, $1-2/3 Par Value and owns shares of the Corporation's Class H Common Stock, $0.10 par value.

         Unless otherwise indicated in the Prospectus Supplement relating to the Securities, certain legal matters relating to the Securities will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of the Corporation and has acted as counsel for the Corporation and its subsidiaries in various matters.

      TABLE OF CONTENTS

                                                              PAGE

Available Information ...................................        5
Incorporation of Certain
   Documents by Reference ...............................        6
General Motors Corporation...............................        6
Use of Proceeds..........................................        7
Ratio of Earnings to Fixed
  Charges................................................        7
Description of Debt Securities...........................        8
Description of Warrants..................................       19
Plan of Distribution.....................................       20
Experts..................................................       22
Legal Opinions...........................................       22


                                                GENERAL MOTORS CORPORATION
                                                DEBT SECURITIES
                                                WARRANTS

                                                Prospectus Dated August 19, 1998